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                                                                      EXHIBIT 99
                              [TANDY BRANDS LOGO]

TANDY BRANDS ACCESSORIES, INC.                  LIPPERT/HEILSHORN & ASSOC., INC.
J.S.B. Jenkins                                  Harriet C. Fried
President/Chief Executive Officer               Assistant Vice President
(817) 548-0090                                  (212) 838-3777
britt_jenkins@tandybrands.com                   harriet@lhai.com or www.lhai.com

        TANDY BRANDS ACCESSORIES, INC. REPORTS THIRD QUARTER 2001 RESULTS

ARLINGTON, TX, JANUARY 18, 2001 -- TANDY BRANDS ACCESSORIES, INC. (NASDAQ NM:
TBAC) today announced financial results for the third fiscal quarter ended March 31, 2001.

For the third quarter of fiscal 2001, net sales totaled $42.4 million, as compared to net sales of $39.7 million for the same period in fiscal 2000. Net income for the third quarter of fiscal 2001 totaled $388,000, or $0.07 per diluted share, versus $671,000, or $0.12 per diluted share, for the same period last year. In March of 2000, the company negotiated an early termination of its small leather goods licensing agreement with Jones New York. The prior year three-month results included a one-time pre-tax benefit, including related costs, of $600,000 from the termination of this licensing agreement. Excluding the benefit of the early license termination, net income for the prior year third quarter was $304,000, or $.05 per diluted share.

For the nine months ended March 31, 2001, net sales totaled $153.4 million as compared to net sales of $150.5 million for the same period in the prior year. Net income for the nine months in fiscal 2001 totaled $5.3 million, or $0.94 per diluted share, versus net income of $8.3 million, or $1.42 per diluted share, for the comparable nine-month period in fiscal 2000. Excluding the benefit of the early license termination, realized during the second and third fiscal quarters, net income for the prior year nine-month period was $7.4 million, or $1.26 per diluted share.

J.S.B. Jenkins, President and Chief Executive Officer, stated, "Although our third quarter earnings per share exceeded last year's results after adjusting for a one-time benefit from a license agreement termination, the company's performance during the third fiscal quarter was below our internal expectations due to a difficult retail environment. The soft economy particularly affected our department store and chain retail customers, resulting in lower than anticipated replenishment orders, causing pressure on our gross margins and increasing customer allowances. As a result, our sales mix was skewed to lower margin products targeted to mass merchants, producing lower gross profit even though our total sales rose. Unfortunately, unless the retail economy improves, we anticipate similar sales and margin pressures in our fourth quarter."

Mr. Jenkins further commented, "We are continuing to aggressively pursue many business opportunities designed to help Tandy Brands achieve both sales and earnings growth. The recent launch of our new women's line of Dockers(R) handbags, belts, and personal leather accessories has


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been very successful, with orders exceeding our original expectations during the spring booking season. Based on the strong demand we have seen to date, we anticipate Dockers(R) sales in fiscal year 2002 to be more than double our original expectations and to provide important sales momentum. We are on track to begin delivering these popular new products to our customers in July 2001."

"In addition," Mr. Jenkins noted, "we recently announced the acquisition of certain assets of Torel, Inc., a Texas-based manufacturer and distributor of men's belts and sporting goods accessories. This acquisition opens up new sporting goods product opportunities as well as a new channel of distribution for Tandy Brands."

Investors and interested parties will have the opportunity to listen to management's discussion of Tandy Brands' third quarter results in a conference call to be held today, Wednesday, April 25, at 10:00 a.m. EDT. The dial-in number for the call is (888) 243-1745. For those who are unable to listen to the live broadcast, an audio replay of the call will be available beginning at 12:00 p.m. EDT on April 25 through 12:00 p.m. on Wednesday, May 2, via telephone at
(800) 633-8284 or (858) 812-6440, reservation code #18629445.

Tandy Brands Accessories, Inc. designs, manufactures and markets fashion accessories for men, women and children. Key product categories include belts, wallets, handbags, suspenders, socks, scarves, and cold weather and hair accessories. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the ROLFS e-commerce web site at www.rolfs.net.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.


                                 (TABLES FOLLOW)



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                         TANDY BRANDS ACCESSORIES, INC.
                   Condensed Consolidated Statements of Income
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                       Three Months Ended          Nine Months Ended
                                                            March 31,                  March 31,
                                                    ------------------------    ------------------------
                                                       2001          2000          2001          2000
                                                    ----------    ----------    ----------    ----------
Net sales                                           $   42,444    $   39,686    $  153,385    $  150,508
Cost of goods sold                                      27,575        25,665        99,430        95,938
                                                    ----------    ----------    ----------    ----------
     Gross margin                                       14,869        14,021        53,955        54,570

Selling, general and administrative expenses            12,035        11,887        38,789        37,335
Depreciation and amortization                            1,450           958         3,831         2,796
                                                    ----------    ----------    ----------    ----------
     Total operating expenses                           13,485        12,845        42,620        40,131
                                                    ----------    ----------    ----------    ----------

Operating Income                                         1,384         1,176        11,335        14,439

Interest expense                                          (779)         (726)       (2,800)       (2,541)
Royalty income and early termination of
   license agreement                                        28           646            62         1,720
                                                    ----------    ----------    ----------    ----------

Income before provision for income taxes                   633         1,096         8,597        13,618
Provision for income taxes                                 245           425         3,326         5,286
                                                    ----------    ----------    ----------    ----------

Net income                                          $      388    $      671    $    5,271    $    8,332
                                                    ==========    ==========    ==========    ==========

Earnings per share                                  $     0.07    $     0.12    $     0.94    $     1.44

Earnings per share--assuming dilution               $     0.07    $     0.12    $     0.94    $     1.42


Common shares outstanding                                5,571         5,763         5,587         5,786

Common shares outstanding--assuming dilution             5,572         5,808         5,594         5,849




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                         TANDY BRANDS ACCESSORIES, INC.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)


                                                                                 March 31,     June 30,
                                                                                   2001          2000
                                                                                ----------    ----------
ASSETS                                                                          (Unaudited)
Current assets:
     Cash and short-term investments                                            $      345    $      661
     Accounts receivable, net                                                       33,946        31,105
     Inventories                                                                    63,541        55,340
     Other current assets                                                            2,614         2,371
                                                                                ----------    ----------
          Total current assets                                                     100,446        89,477
                                                                                ----------    ----------

Fixed assets:
     Property, plant and equipment, at cost                                         25,922        22,317
     Accumulated depreciation                                                      (11,376)       (9,305)
                                                                                ----------    ----------
          Net property, plant and equipment                                         14,546        13,012
                                                                                ----------    ----------

Goodwill, less amortization                                                         13,089        11,410
Other noncurrent assets                                                              8,188         7,785
                                                                                ----------    ----------
          Total other assets                                                        21,277        19,195
                                                                                ----------    ----------

          TOTAL ASSETS                                                          $  136,269    $  121,684
                                                                                ==========    ==========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                           $    5,456    $    6,547
     Accrued expenses                                                                5,514         4,004
     Notes payable                                                                     849            --
                                                                                ----------    ----------
          Total current liabilities                                                 11,819        10,551
                                                                                ----------    ----------

     Notes payable                                                                  50,000        41,075
     Other noncurrent liabilities                                                      347           184
                                                                                ----------    ----------

          Total liabilities                                                         62,166        51,810
                                                                                ----------    ----------

Stockholders' equity:
     Common stock, $1 par value; 10,000,000 shares authorized; 5,828,606 shares and 5,808,968 shares issued as of March 31, 2001 and
         June 30, 2000, respectively                                                 5,829         5,809
     Additional paid-in capital                                                     22,343        22,426
     Cumulative other comprehensive income                                            (952)         (479)
     Retained earnings                                                              48,831        43,560
     Treasury stock, at cost                                                        (1,948)       (1,442)
                                                                                ----------    ----------

          Total stockholders' equity                                                74,103        69,874
                                                                                ----------    ----------

          TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                              $  136,269    $  121,684
                                                                                ==========    ==========